UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of Earliest Event Reported): July 26, 2007

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2328 West Joppa Road, Lutherville, Maryland	21093
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (410) 494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.

On July 26, 2007, Bay National Corporation (the “Company”) issued a press release announcing its earnings for the quarter ended June 30, 2007.

Among other figures, the press release reports that core deposits rose 19.3% year-over-year to $189.3 million at June 30, 2007.  Core deposits, which management categorizes as all deposits other than national market certificates of deposit, deposits purchased through the certificate of deposit account registry service (CDARS) program and all but $3.0 million in deposits from one account with highly variable balances, are closely monitored by management because they consider them not only a relatively stable source of funding but also reflective of the growth of commercial and consumer depository relationships.

The press release is furnished as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1  Press Release dated July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY NATIONAL CORPORATION

Date: July 26, 2007	By: /s/ Hugh W. Mohler
Hugh W. Mohler, President